EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-159233) pertaining to the LifePoint Hospitals, Inc. Retirement Plan of our report dated June 20, 2014, with respect to the financial statements and supplemental schedule of the LifePoint Hospitals, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2013 and 2012.

/s/ Lattimore Black Morgan & Cain, PC

Date: June 20, 2014